UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule14a-12

Horizon Global Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 3, 2018
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF HORIZON GLOBAL CORPORATION
On April 3, 2018, Horizon Global Corporation (the “Company”) mailed to its stockholders a definitive proxy statement (the “Proxy Statement”) for the Company’s annual meeting of stockholders originally scheduled to be held on May 8, 2018 (the “Annual Meeting”). This Supplement, which describes recent changes in the senior management of the Company, should be read in conjunction with the Proxy Statement. Except as modified by this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares.
Adjournment of the Annual Meeting
In light of the developments set forth below, the Company called to order the Annual Meeting, originally scheduled to be held on Tuesday, May 8, 2018, for the purpose of adjourning the meeting. Such meeting was adjourned and will convene at the Hilton Garden Inn, 200 Wilshire Drive, Room 1, Troy, Michigan 48084, on Tuesday, May 15, 2018, at 8:00 a.m. Eastern Time.
Separation of Chief Executive Officer and Appointment of Interim Chief Executive Officer
On May 8, 2018, the Company announced that A. Mark Zeffiro was terminated without cause from his roles as President and Chief Executive Officer, and tendered his resignation as director of the Company, effective immediately.
On May 8, 2018, the Board appointed Carl Bizon to serve as Interim President and Chief Executive Officer of the Company, effective immediately and announced that it will be conducting a search for a permanent Chief Executive Officer with the assistance of a leading executive recruiting firm.
Mr. Bizon joined Horizon Global in January 2018 as President of Horizon Americas. Prior to Horizon Global’s spin-off from its former parent company, TriMas Corporation, Mr. Bizon led its international businesses from 2008 to 2015, including both Europe-Africa and Asia-Pacific. Before re-joining the Company, Mr. Bizon served as Chief Executive Officer at Jayco Corporation, Australia’s largest manufacturer of camper trailers, caravans and motorhomes. Prior to TriMas, he developed a strong knowledge and skill set in the areas of sales, manufacturing, customer management, product development, IT and large-scale project management at companies such as GWA International, Stramit Industries and Tubemakers. Mr. Bizon brings extensive experience in the manufacturing sector and expertise in operations.
Voting Matters
If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the adjourned Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions. Information regarding how to vote your shares or change your vote is available in the Proxy Statement.

By Order of the Board of Directors of the Company

/s/ Jay Goldbaum
Jay Goldbaum General Counsel, Chief Compliance Officer and Corporate Secretary
Troy, Michigan
May 8, 2018